UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2008

CKRUSH, INC.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

0-25563 (Commission File Number)	65-0648808 (IRS Employer Identification No.)

336 West 37th Street New York, New York (Address of principal executive offices)	10018 (Zip Code)

(212) 564-1111
(Registrants telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On September 5, 2008, our subsidiary, Ckrush Digital Media, Inc. entered into and completed an agreement to sell to HNY Acquisition Corp., an independent third party, certain assets principally its 3 online community websites, LiveMansion.com, AudioStreet.net and MixStreet.net.

The sales price for the assets consisted of a cash payment of $200,000 which the Company used to repay certain outstanding obligations.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

     On September 8, 2008, Jeremy Dallow, Chief Executive Officer and President and Member of the Board of Directors and Jan E. Chason, Executive Vice President and Chief Financial Officer and the Company’s two other remaining Members of the Board of Directors, Richard Ascher and Jonathan Schwartz resigned their respective positions.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

10.1   ASSET PURCHASE AGREEMENT

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 8, 2008	CKRUSH, INC. (Registrant)
	By:	/s/ Jeremy Dallow
Jeremy Dallow, CEO and President

EXHIBIT INDEX

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10.1	ASSET PURCHASE AGREEMENT	4